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                                                  Exhibit 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4, to register one million shares of Common Stock, of our report dated February 28, 1997, on our audits of the financial statements of New England Electric System. We also consent to the reference to our firm under the caption "Experts".


                                   s/Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 5, 1998